Exhibit 99.1
Hillenbrand
HILLENBRAND INDUSTRIES UPDATES FISCAL YEAR 2005 GUIDANCE AND PROVIDES FISCAL 2006
FINANCIAL GUIDANCE AT ITS COMPANY-SPONSORED ANALYST MEETING
BATESVILLE, Ind., September 21, 2005 – Hillenbrand Industries, Inc. (NYSE:HB) is sponsoring a meeting for analysts and investors today. Speakers will be Rolf A. Classon, interim CEO and President of Hillenbrand and Hill-Rom, Ken Camp, CEO and President, Batesville Casket Company, and Gregory N. Miller, Senior Vice President and CFO of Hillenbrand and Hill-Rom. The speakers will discuss Hillenbrand’s fiscal 2006 strategy and related financial guidance, along with its revised financial guidance for its 2005 fiscal year. Results for the 2005 fiscal year are expected to be announced in December of 2005, consequently actual results for the 2005 fiscal year will not be discussed.
The company will Web cast the event at 9 a.m. EDT for those analysts who are not able to attend the meeting. It will be available at http://www.placeware.com/cc/vcc/join?id=w5659264&role=attend&pw=K9XHH7 and it will be archived through November 3, 2005 for those who are unable to listen to the live Web cast. Interested parties may also access the conference call live by dialing 800-819-9193 (International callers 913-981-4911) both using confirmation code 5659264 at the above time. A replay of the call is also available through November 3, 2005 at 888-203-1112 (719-457-0820 International). The code 5659264 is needed to access the replay.
As part of Hillenbrand’s presentation, the company will lower fiscal 2005 guidance and will also provide guidance and other financial expectations for its 2006 fiscal year. The company’s full year fiscal 2005 results are trending towards the lower end of its previous guidance ranges. As a result of recent increases in fuel costs and antitrust litigation expenses – now expected to be $4 million higher than originally expected — along with a recently approved Board action to commit up to $600,000 to the Hurricane Katrina relief efforts, the company is further lowering, and narrowing, its fiscal 2005 guidance range from $2.95 — $3.05 to $2.90 — $2.95 per fully diluted share, before special items. Guidance amounts for fiscal 2006 are from continuing operations and before special items and costs related to antitrust litigation. Details as to the updated guidance for fiscal 2005 and the financial guidance for fiscal 2006 are outlined below.
While Hillenbrand reports financial results in accordance with U.S. generally accepted accounting principles (GAAP), this press release includes non-GAAP measures with respect to our financial guidance. These non-GAAP measures are not in accordance with, nor are they a substitute for GAAP measures. Hillenbrand uses non-GAAP measures to evaluate and manage its operations and provides the information to assist investors in performing financial analysis that is consistent with financial models developed by research analysts.
As in the past, management encourages all current and potential investors to review the Disclosure Regarding Forward-Looking Statements in this press release as well as all financial documents filed with the SEC.

					Corporate
			Batesville		and Other
	Hill-Rom		Casket		Expense		Consolidated

Outlook for 2005

($ in millions, except EPS)
	Low	High	Low	High	Low	High	Low	High
Net Revenues
Health Care sales	$807	$810	$—	$—	$—	$—	$807	$810
Health Care rentals	471	473	—	—	—	—	471	473
Funeral Services sales	—	—	655	658	—	—	655	658

Total revenues	1,278	1,283	655	658	—	—	1,933	1,941
Gross Margin	41.9%	42.2%	53.0%	53.3%			45.7%	46.0%

Other Operating Expenses	(371)	(373)	(164)	(166)	(37)	(39)	(572)	(578)
Antitrust Litigation	(23)	(23)	(2)	(2)	—	—	(25)	(25)
Special Items (1)	(2)	(2)	(2)	(2)	(2)	(2)	(6)	(6)

Income Before Taxes from Continuing Operations	140	144	180	182	(39)	(41)	280	285

Special Items (1)	2	2	2	2	2	2	6	6

Income Before Taxes from Continuing Operations before Special Items	142	146	182	184	(37)	(39)	286	291

Tax Rate								37%

Earnings per share from Continuing Operations							2.84	2.89

Special Items (1)							0.06	0.06

Earnings per share from Continuing Operations before Special Items							2.90	2.95

Antitrust Litigation							0.25	0.25

Earnings per share from Continuing Operations before Special Items and Antitrust Litigation							3.15	3.20

Average shares outstanding — diluted								62.1

Capital expenditures and intangibles		106		16		3		125
Depreciation and amortization		91		18		6		115
Note — certain amounts may not accurately add due to rounding
(1) Reflects actual special items incurred as of June 30, 2005. Amounts relate to an asset impairment at Hill-Rom, the closure of the Nashua, New Hampshire plant at Batesville Casket and CEO transition costs at Corporate. Amounts do not include other special items, including those to be taken in the fourth quarter in the previously announced range of $40-$45 million.

	Hill-Rom/		Batesville		Consolidated
	HI Corporate		Casket		Hillenbrand

Outlook for 2006

($ in millions, except EPS)
	Low	High	Low	High	Low	High
Net Revenues
Health Care sales	$810	$830	$—	$—	$810	$830
Health Care rentals	465	475	—	—	465	475
Funeral Services sales	—	—	665	675	665	675

Total revenues	1,275	1,305	665	675	1,940	1,980
Gross Margin	42.5%	42.9%	53.4%	53.5%	46.2%	46.5%

Other Operating Expenses	(404)	(413)	(168)	(173)	(572)	(586)
Antitrust Litigation	(34)	(34)	(6)	(6)	(40)	(40)

Income Before Taxes from Continuing Operations	104	113	181	182	285	295

Tax Rate						37%

Earnings per share from Continuing Operations					2.89	2.99

Antitrust Litigation					0.41	0.41

Earnings per share from Continuing Operations before Antitrust Litigation					3.30	3.40

Average shares outstanding — diluted						62.1

Capital expenditures and intangibles		105		22		127
Depreciation and amortization		94		18		112
Note — certain amounts may not accurately add due to rounding

About Hillenbrand Industries, Inc.
Hillenbrand, headquartered in Batesville, Indiana, is a publicly traded holding company for two major wholly owned businesses serving the health care and funeral services industries. Hill-Rom Company is a manufacturer of equipment for the health care industry and a provider of associated services for wound, pulmonary and circulatory care. It is also a provider of medical equipment outsourcing and asset management services. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes.
Disclosure Regarding Forward-Looking Statements:
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expected,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, costs and availability of raw materials, the success of the Company’s restructuring, realignment and cost reduction efforts, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, the success of the implementation of the Company’s enterprise resource planning system, compliance with FDA regulations, tax-related matters, potential exposure to antitrust, product liability or other claims, failure of the Company to execute its acquisition strategy through the consummation and successful integration of acquisitions and the ability to retain executive officers and other key personnel. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2004 and under the heading “Forward-Looking Statements and Factors That May Affect Future Results” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. The Company assumes no obligation to update or revise any forward-looking statements.

3